Exhibit 99.1

For further information:

Media Contact:

Amy Yuhn

312-564-1378

ayuhn@theprivatebank.com

Investor Relations Contact:

Tracy Kessner

312-564-1467

tkessner@theprivatebank.com

For Immediate Release

PrivateBancorp Reports Second Quarter 2011 Results

Net income of $0.08 per share; Asset quality improves

CHICAGO, July 26, 2011 – PrivateBancorp, Inc. (NASDAQ: PVTB) today reported net income available to common shareholders of $5.5 million, or $0.08 per diluted share, for the second quarter 2011, compared to a net loss of $818,000, or $0.01 loss per diluted share, for the second quarter 2010, and net income of $7.5 million, or $0.10 per diluted share for the first quarter 2011. First quarter 2011 net income included a positive one-time tax adjustment of $2.8 million, or $0.04 per diluted share, relating to the revaluation of the Company’s deferred tax asset. For the six months ended June 30, 2011, the Company had net income available to common shareholders of $13.0 million, or $0.18 per diluted share, compared to a net loss of $25.1 million, or $0.36 loss per diluted share, for the six months ended June 30, 2010.

“We continue to build our commercial middle market bank and we are pleased to report a fourth consecutive profitable quarter, with meaningful progress in asset quality improvement as potential problem loans declined and we accelerated loan dispositions,” said Larry D. Richman. “Our team is focused on continuing to develop quality commercial banking relationships and we added approximately $200 million in loans from new commercial and industrial clients in the second quarter. However, total loans were down due to low borrowing demand, real estate refinancing, and problem loan sales. Overall we continue to employ a disciplined approach to the execution of our strategy and I believe this positions us well to continue the growth of our Company as the Midwest economy improves.”

Second Quarter Results

•

Net revenue was $122.8 million, operating profit was $47.1 million, and net interest margin was 3.36 percent for the quarter. These results were primarily driven by the lower rate environment, a decline in loan balances, and increased costs related to workout activities.

•

Total loans at June 30, 2011, were $8.7 billion, down 4 percent from the prior quarter. Commercial and industrial loans comprise 57 percent of the loan portfolio compared to 49 percent a year ago and commercial real estate and construction loans comprise 34 percent compared to 43 percent a year ago, as the Company continues to reposition the loan portfolio. Commercial and industrial loans have increased $627.0 million from a year ago.

•

Non-performing loans declined 7 percent and special mention and potential problem loans decreased 22 percent from March 31, 2011. These improvements in asset quality drove a reduction in the allowance for loan losses resulting in a 14 percent decline in loan loss provision.

•

Non-performing assets at quarter-end were up slightly from last quarter to $454.4 million. Disposition activity for the quarter included $121.5 million in problem loans and $14.0 million in other real estate owned (OREO).

Operating Performance

Net revenue declined to $122.8 million in the second quarter 2011, from $124.2 million in the second quarter 2010 and $127.0 million in the first quarter 2011. Operating profit was $47.1 million in the second quarter 2011, compared to $48.2 million in the second quarter 2010 and $51.6 million in the first quarter 2011. While overall expenses were flat, both net interest income and non-interest income were negatively impacted by the lower rate environment and declining loan balances.

Net interest income was $100.5 million for the second quarter 2011, down from $103.3 million for the second quarter 2010 and $102.6 million in the first quarter 2011. The impact of covered asset accretion on net interest income was $854,000 for the second quarter 2011, compared to $8.6 million in the second quarter 2010 and $1.4 million in the first quarter 2011. Net interest margin was 3.36 percent for the second quarter 2011, compared to 3.39 percent in the second quarter 2010 and 3.46 percent in the first quarter 2011. Excluding covered asset accretion, the net interest margin was 3.33 percent for the second quarter 2011, compared to 3.11 percent in the second quarter 2010 and 3.41 percent in the first quarter 2011.

Non-interest income was $21.6 million in the second quarter 2011, compared to $20.0 million in the second quarter 2010 and $23.6 million in the first quarter 2011. Treasury management income was up 14 percent from the second quarter 2010 and 3 percent from the first quarter 2011, reflecting continued success in cross-selling this service to new and existing clients. Trust and investment fee income decreased 2 percent from second quarter 2010 and was up 1 percent compared to the first quarter 2011. Capital markets revenue, including the credit valuation adjustment, was $3.9 million in the second quarter, down from $4.1 million in the second quarter 2010 and $4.5 million in the first quarter 2011. The credit valuation adjustment was a negative $573,000 in the second quarter 2011, compared to a negative $1.3 million adjustment in the second quarter 2010 and a positive $817,000 adjustment in the first quarter 2011.

The prevailing market conditions in the mortgage industry led mortgage banking income to decrease to $704,000 for the second quarter 2011, compared to $1.8 million for the second quarter 2010 and $1.4 million for the first quarter 2011.

Expenses

Non-interest expense was $75.7 million in the second quarter 2011, compared to $76.0 million in the second quarter 2010 and $75.3 million in the first quarter 2011. The Company continued to manage expenses but credit costs negatively impacted total expenses as loan resolution efforts moved forward. Increased disposition activity and writedowns taken on OREO property during the quarter drove an increase in loan and collection costs and net foreclosed property expenses. Insurance costs declined $2.2 million from the first quarter 2011. The change in FDIC assessment methodology took effect at the beginning of the second quarter.

The efficiency ratio was 61.6 percent in the second quarter 2011, compared to 61.2 percent in the second quarter 2010 and 59.3 percent in the first quarter 2011.

Credit Quality

During the quarter, the Company made meaningful progress in reducing exposure to problem assets with loan and OREO dispositions of $121.5 million and $14.0 million, respectively. Our execution against net carrying values was strong. These dispositions were achieved at a net incremental charge of 8 percent. The amount of downgrades into special mention and potential problem loans continued to trend lower again this quarter and, together with our loan disposition efforts, are expected to result in further asset quality improvement in the second half of 2011. The non-performing loan inflows of $110.4 million were mostly composed of previously identified potential problem loans moving through the workout process to nonaccrual. The Company is actively moving problem loans through to resolution, resulting in higher OREO at June 30, 2011.

The second quarter 2011 provision for loan losses was $31.7 million, excluding covered loan provision, compared to $45.4 million in the second quarter 2010 and $36.7 million in the first quarter 2011. At June 30, 2011, the allowance for loan losses was $206.3 million, or 2.38 percent of total loans, compared to $232.4 million, or 2.63 percent of total loans, at June 30, 2010, and $218.2 million, or 2.41 percent of total loans, at March 31, 2011. The allowance for loan losses as a percentage of non-performing loans was 62 percent at June 30, 2011, compared to 63 percent at June 30, 2010, and 61 percent at March 31, 2011.

Net charge-offs were $43.7 million for the quarter ended June 30, 2011, compared to $49.8 million for the second quarter 2010 and $41.3 million for the first quarter 2011. Net charge-offs were higher this quarter as a result of the increased loan sale activity.

Non-performing assets totaled $454.4 million at June 30, 2011, compared to $438.9 million at June 30, 2010, and $450.7 million at March 31, 2011. Non-performing assets to total assets were 3.75 percent at June 30, 2011, compared to 3.48 percent at June 30, 2010, and 3.61 percent at March 31, 2011. Non-performing loans were $330.4 million at quarter-end, down from $370.2 million at the end of second quarter 2010, and $356.9 million at the end of the first quarter 2011. OREO totaled $124.0 million at June 30, 2011, an increase from $68.7 million at June 30, 2010, and $93.8 million at March 31, 2011.

Restructured loans accruing interest were $124.6 million at the end of second quarter 2011, compared to $4.0 million at the end of the second quarter 2010 and $100.9 million at the end of first quarter 2011. The Company continues to utilize loan restructuring as a way to maximize economic recovery.

Credit quality results exclude $346.5 million in covered assets as of the end of the second quarter, referring to certain assets acquired through an FDIC-assisted transaction that are subject to a loss-sharing agreement, compared to $434.8 million in the second quarter 2010 and $364.4 million in the first quarter 2011.

Balance Sheet

The Company continued to focus on its commercial middle market expertise and value-driven relationships to reshape the loan portfolio composition. Commercial and industrial loans comprised 57 percent of the total portfolio at June 30, 2011, compared to 49 percent a year ago. Total loans decreased to $8.7 billion at quarter-end, compared to $8.9 billion at June 30, 2010 and $9.0 billion at March 31, 2011. During the quarter, the Company improved the overall risk profile of the loan portfolio. The 4 percent decline in loans during the quarter was driven by lower demand, disposition of problem loans, and the Company’s disciplined approach to optimize capital allocation and exit relationships that were inconsistent with its strategy.

Total assets were $12.1 billion at June 30, 2011, compared to $12.6 billion at June 30, 2010, and $12.5 billion at March 31, 2011. Total deposits were $10.2 billion at June 30, 2011, compared to $10.6 billion at June 30, 2010, and $10.6 billion at March 31, 2011. Client deposits were $9.8 billion at the end of the second quarter 2011, compared to $10.3 billion at the end of second quarter 2010, and $10.0 billion at March 31, 2011. Non-interest bearing deposits at June 30, 2011 were 25 percent of total deposits, an increase from 20 percent a year ago.

The Company’s investment securities portfolio was $2.1 billion at June 30, 2011, compared to $2.1 billion at June 30, 2010, and $1.9 billion at March 31, 2011. Net unrealized gains were $52.7 million,

compared to $77.0 million at the end of the second quarter 2010 and $30.5 million at the end of the first quarter 2011. The securities portfolio is primarily composed of U.S. government agency backed mortgage pools, agency collateralized mortgage obligations, and investment grade municipal bonds.

Capital

As of June 30, 2011, the Company’s total risk-based capital ratio was 15.12 percent, the Tier 1 risk-based capital ratio was 12.95 percent, and the leverage ratio was 11.00 percent. Tier 1 common capital ratio was 8.34 percent and tangible common equity ratio was 7.58 percent at the end of the second quarter 2011.

Quarterly Conference Call and Webcast Presentation

PrivateBancorp will host a conference call on Tuesday, July 26, 2011, at 10 a.m. CT. The call may be accessed by telephone at (888) 782-9127 (U.S. and Canada) or (706) 634-5643 (International) and entering passcode #78029386. A live webcast of the call can be accessed on the Company website at www.theprivatebank.com by visiting the Investor Relations tab under the About Us section. A rebroadcast will be available beginning approximately two hours after the call until midnight on July 28, 2011, by calling (800) 642-1687 (U.S. and Canada) or (706) 645-9291 (International) and entering passcode #78029386.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of June 30, 2011, the Company had 34 offices in 10 states and $12.1 billion in assets. The Company website is www.theprivatebank.com.

Forward-Looking Statements

Statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of federal securities laws. Our ability to predict results or the actual effects of future plans, strategies or events is inherently uncertain. Factors which could cause actual results to differ from those reflected in forward-looking statements include, but are not limited to: unforeseen credit quality problems or further deterioration in asset quality that could result in charge-offs greater than we have anticipated in our allowance for loan losses; adverse developments impacting one or more large credits; the extent of further deterioration in real estate values in our market areas, particularly in the Chicago area; difficulties in resolving problem credits or slower than anticipated dispositions of OREO which may result in increased losses or higher credit costs; slower than anticipated economic recovery or changes in economic outlook or market conditions that may affect demand for loans or other banking products and services; weakness in the commercial and industrial sector; unanticipated withdrawals of significant client deposits; lack of sufficient or cost-effective sources of liquidity or funding; the terms and availability of capital when and to the extent necessary or required to repay TARP or otherwise; loss of key personnel or an inability to recruit and retain appropriate talent; potential for significant charges if our deferred tax or goodwill assets suffer impairment; unanticipated changes in interest rates or significant tightening of credit spreads; competitive pricing pressures; uncertainty regarding implications of the Dodd-Frank Act and the rules and regulations to be adopted in connection with implementation of the legislation, including evolving regulatory capital standards; other legislative, regulatory or accounting changes affecting financial services companies and/or the products and services offered by financial services companies; uncertainties related to potential costs associated with pending litigation; or failures or disruptions to our data processing or other information or operational systems. These factors should be considered in evaluating forward-looking statements and undue reliance should not be placed on our forward-looking statements. Forward-looking statements speak only as of the date they are made, and the Company assumes no obligation to update publicly any of these statements in light of future events unless required under the federal securities laws.

Non-GAAP Measures

This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures. The Company believes that these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the Company, its business, and performance trends and facilitates comparisons with the performance of others in the banking industry. If non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconcilement to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Editor’s Note: Financial highlights attached.

Consolidated Income Statements
Unaudited
(Amounts in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Interest Income
Loans, including fees	$102,391	$112,839	$208,038	$223,901
Federal funds sold and other short-term investments	399	664	735	1,208
Securities:
Taxable	15,568	16,417	30,958	31,867
Exempt from Federal income taxes	1,387	1,752	2,873	3,470

Total interest income	119,745	131,672	242,604	260,446

Interest Expense
Interest-bearing demand deposits	587	805	1,229	1,771
Savings deposits and money market accounts	6,082	9,368	12,744	18,482
Brokered and time deposits	6,528	9,537	13,220	20,961
Short-term borrowings	566	1,383	1,393	2,829
Long-term debt	5,479	7,247	10,962	14,752

Total interest expense	19,242	28,340	39,548	58,795

Net interest income	100,503	103,332	203,056	201,651
Provision for loan and covered loan losses	31,093	45,392	68,671	117,940

Net interest income after provision for loan and covered loan losses	69,410	57,940	134,385	83,711

Non-interest Income
Trust and investments	4,720	4,836	9,382	9,260
Mortgage banking	704	1,797	2,106	3,918
Capital markets products	3,871	4,113	8,360	4,391
Treasury management	4,873	4,281	9,624	7,889
Loan and credit-related fees	5,290	4,128	11,188	7,581
Other income, service charges, and fees	1,464	983	3,522	2,138
Net securities gains (losses)	670	(185)	1,037	(156)

Total non-interest income	21,592	19,953	45,219	35,021

Non-interest Expense
Salaries and employee benefits	38,636	37,485	77,193	76,874
Net occupancy expense	7,545	7,747	15,077	15,042
Technology and related costs	2,729	2,424	5,390	5,467
Marketing	2,500	2,363	4,443	4,465
Professional services	2,312	3,000	4,646	7,203
Outsourced servicing costs	1,852	2,298	4,006	3,819
Net foreclosed property expenses	7,485	3,686	13,791	5,089
Postage, telephone, and delivery	931	866	1,819	1,831
Insurance	5,092	5,654	12,432	11,073
Loan and collection expense	4,247	4,610	6,800	7,189
Other expenses	2,335	5,869	5,416	11,321

Total non-interest expense	75,664	76,002	151,013	149,373

Income (loss) before income taxes	15,338	1,891	28,591	(30,641)
Income tax provision (benefit)	6,320	(766)	8,599	(12,442)

Net income (loss)	9,018	2,657	19,992	(18,199)
Net income (loss) attributable to noncontrolling interests	58	76	130	146

Net income (loss) attributable to controlling interests	8,960	2,581	19,862	(18,345)
Preferred stock dividends and discount accretion	3,419	3,399	6,834	6,793

Net income (loss) available to common stockholders	$5,541	$(818)	$13,028	$(25,138)

Per Common Share Data
Basic	$0.08	$(0.01)	$0.18	$(0.36)
Diluted	$0.08	$(0.01)	$0.18	$(0.36)
Common dividends per share	$0.01	$0.01	$0.02	$0.02
Weighted-average shares outstanding	70,428	69,995	70,388	69,964
Weighted-average diluted shares outstanding	70,474	69,995	70,436	69,964

Note 1: Due to the net loss available to common stockholders reported for the three months and six months ended June 30, 2010, all potentially dilutive common stock equivalents were excluded from the diluted net loss per share computation as their inclusion would have been antidilutive.

Note 2: Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

Quarterly Consolidated Income Statements
Unaudited
(Amounts in thousands except per share data)

	2Q11	1Q11	4Q10	3Q10	2Q10
Interest Income
Loans, including fees	$102,391	$105,647	$105,375	$105,608	$112,839
Federal funds sold and other short-term investments	399	336	366	376	664
Securities:
Taxable	15,568	15,390	15,453	16,996	16,417
Exempt from Federal income taxes	1,387	1,486	1,644	1,661	1,752

Total interest income	119,745	122,859	122,838	124,641	131,672

Interest Expense
Interest-bearing demand deposits	587	642	702	675	805
Savings deposits and money market accounts	6,082	6,662	7,437	8,512	9,368
Brokered and time deposits	6,528	6,692	7,367	8,130	9,537
Short-term borrowings	566	827	962	1,297	1,383
Long-term debt	5,479	5,483	6,023	7,068	7,247

Total interest expense	19,242	20,306	22,491	25,682	28,340

Net interest income	100,503	102,553	100,347	98,959	103,332
Provision for loan and covered loan losses	31,093	37,578	35,166	41,435	45,392

Net interest income after provision for loan and covered loan losses	69,410	64,975	65,181	57,524	57,940

Non-interest Income
Trust and investments	4,720	4,662	4,574	4,306	4,836
Mortgage banking	704	1,402	3,479	2,790	1,797
Capital markets products	3,871	4,489	6,791	3,104	4,113
Treasury management	4,873	4,751	4,625	4,406	4,281
Loan and credit-related fees	5,290	5,898	4,710	4,234	4,128
Other income, service charges, and fees	1,464	2,058	1,377	1,491	983
Net securities gains (losses)	670	367	9,309	3,029	(185)

Total non-interest income	21,592	23,627	34,865	23,360	19,953

Non-interest Expense
Salaries and employee benefits	38,636	38,557	38,577	34,412	37,485
Net occupancy expense	7,545	7,532	7,385	7,508	7,747
Technology and related costs	2,729	2,661	2,447	2,310	2,424
Marketing	2,500	1,943	1,997	2,039	2,363
Professional services	2,312	2,334	3,020	2,708	3,000
Outsourced servicing costs	1,852	2,154	1,950	2,038	2,298
Net foreclosed property expenses	7,485	6,306	7,028	3,075	3,686
Postage, telephone, and delivery	931	888	1,049	779	866
Insurance	5,092	7,340	8,348	7,113	5,654
Loan and collection expense	4,247	2,553	4,029	3,405	4,610
Other expenses	2,335	3,081	6,318	2,690	5,869

Total non-interest expense	75,664	75,349	82,148	68,077	76,002

Income (loss) before income taxes	15,338	13,253	17,898	12,807	1,891
Income tax provision (benefit)	6,320	2,279	5,919	4,786	(766)

Net income (loss)	9,018	10,974	11,979	8,021	2,657
Net income (loss) attributable to noncontrolling interests	58	72	67	71	76

Net income (loss) attributable to controlling interests	8,960	10,902	11,912	7,950	2,581
Preferred stock dividends and discount accretion	3,419	3,415	3,409	3,405	3,399

Net income (loss) available to common stockholders	$5,541	$7,487	$8,503	$4,545	$(818)

Per Common Share Data
Basic	$0.08	$0.10	$0.12	$0.06	$(0.01)
Diluted	$0.08	$0.10	$0.12	$0.06	$(0.01)
Common dividends per share	$0.01	$0.01	$0.01	$0.01	$0.01
Weighted-average shares outstanding	70,428	70,347	70,098	70,067	69,995
Weighted-average diluted shares outstanding	70,474	70,396	70,135	70,097	69,995

Note 1: Due to the net loss available to common stockholders reported for the second quarter 2010, all potentially dilutive common stock equivalents were excluded from the diluted net loss per share computation as their inclusion would have been antidilutive.

Consolidated Balance Sheets
(Dollars in thousands)

	06/30/11	03/31/11	12/31/10	09/30/10	06/30/10
	unaudited	unaudited	audited	unaudited	unaudited
Assets
Cash and due from banks	$160,289	$181,738	$112,772	$144,298	$111,997
Fed funds sold and other short-term investments	457,422	621,206	541,316	532,637	769,803
Loans held for sale	13,503	22,611	30,758	44,271	20,762
Securities available-for-sale, at fair value	2,057,290	1,892,304	1,881,786	2,033,527	2,029,962
Non-marketable equity investments	20,406	23,490	23,537	25,587	33,825
Loans - excluding covered assets, net of unearned fees	8,672,642	9,037,067	9,114,357	8,992,129	8,851,439
Allowance for loan losses	(206,286)	(218,237)	(222,821)	(223,392)	(232,411)

Loans, net of allowance for loan losses and unearned fees	8,466,356	8,818,830	8,891,536	8,768,737	8,619,028

Covered assets	346,452	364,372	397,210	419,865	434,828
Allowance for covered loan losses	(16,904)	(19,738)	(15,334)	(12,174)	(5,176)

Covered assets, net of allowance for covered loan losses	329,548	344,634	381,876	407,691	429,652

Other real estate owned	123,997	93,770	88,728	90,944	68,693
Premises, furniture, and equipment, net	38,171	39,019	40,975	42,347	40,599
Accrued interest receivable	32,128	33,960	33,854	34,697	35,278
Investment in bank owned life insurance	50,183	49,799	49,408	48,950	48,521
Goodwill	94,596	94,609	94,621	94,633	94,646
Other intangible assets	16,089	16,464	16,840	17,242	17,655
Derivative assets	93,453	87,273	100,250	128,891	113,493
Other assets	161,946	177,735	177,364	169,513	177,126

Total assets	$12,115,377	$12,497,442	$12,465,621	$12,583,965	$12,611,040

Liabilities
Demand deposits:
Non-interest-bearing	$2,527,230	$2,438,709	$2,253,661	$2,173,419	$2,090,222
Interest-bearing	531,107	540,215	616,761	614,049	738,631
Savings deposits and money market accounts	4,497,297	4,831,253	4,821,823	5,039,970	5,066,653
Brokered deposits	1,342,422	1,467,196	1,450,827	1,241,366	1,236,589
Time deposits	1,336,212	1,348,603	1,392,357	1,461,668	1,437,204

Total deposits	10,234,268	10,625,976	10,535,429	10,530,472	10,569,299
Short-term borrowings	63,311	88,468	118,561	179,651	164,069
Long-term debt	409,793	409,793	414,793	439,566	473,720
Accrued interest payable	5,767	5,529	5,968	7,603	7,727
Derivative liabilities	95,043	88,351	102,018	132,594	116,599
Other liabilities	46,547	41,193	60,942	48,940	43,534

Total liabilities	10,854,729	11,259,310	11,237,711	11,338,826	11,374,948

Equity
Preferred stock	239,642	239,270	238,903	238,542	238,185
Common stock	71,155	71,036	70,972	70,657	70,630
Treasury stock	(20,615)	(20,312)	(20,054)	(19,023)	(19,003)
Additional paid-in capital	963,156	959,135	954,977	950,721	946,981
Accumulated deficit	(25,388)	(30,223)	(36,999)	(44,784)	(48,638)
Accumulated other comprehensive income, net of tax	32,535	19,121	20,078	48,776	47,758

Total stockholders’ equity	1,260,485	1,238,027	1,227,877	1,244,889	1,235,913

Noncontrolling interests	163	105	33	250	179

Total equity	1,260,648	1,238,132	1,227,910	1,245,139	1,236,092

Total liabilities and equity	$12,115,377	$12,497,442	$12,465,621	$12,583,965	$12,611,040

Selected Financial Data
Unaudited
(Amounts in thousands except per share data)

2Q11	1Q11	4Q10	3Q10	2Q10
Selected Statement of Income Data:
Net interest income	$100,503	$102,553	$100,347	$98,959	$103,332
Net revenue (1) (2)	$122,811	$126,970	$136,088	$123,210	$124,209
Operating profit (1) (2)	$47,147	$51,621	$53,940	$55,133	$48,207
Provision for loan and covered loan losses	$31,093	$37,578	$35,166	$41,435	$45,392
Income (loss) before taxes	$15,338	$13,253	$17,898	$12,807	$1,891
Net income (loss) available to common stockholders	$5,541	$7,487	$8,503	$4,545	$(818)

Per Common Share Data:
Basic earnings (loss) per share	$0.08	$0.10	$0.12	$0.06	$(0.01)
Diluted earnings (loss) per share (3)	$0.08	$0.10	$0.12	$0.06	$(0.01)
Dividends	$0.01	$0.01	$0.01	$0.01	$0.01
Book value (period end) (1)	$14.22	$13.98	$13.87	$14.10	$13.98
Tangible book value (period end) (1) (2)	$12.68	$12.43	$12.30	$12.53	$12.40
Market value (close)	$13.80	$15.29	$14.38	$11.39	$11.08
Book value multiple	0.97	x	1.09	x	1.04	x	0.81	x	0.79	x

Share Data:
Weighted average common shares outstanding	70,428	70,347	70,098	70,067	69,995
Diluted average common shares outstanding (3)	70,474	70,396	70,135	70,097	69,995
Common shares issued (at period end)	72,497	72,096	71,979	71,964	71,978
Common shares outstanding (at period end)	71,808	71,428	71,327	71,386	71,403

Performance Ratios:
Return on average assets	0.29%	0.35%	0.38%	0.25%	0.08%
Return on average common equity	2.18%	3.03%	3.31%	1.77%	-0.33%
Net interest margin (1) (2)	3.36%	3.46%	3.33%	3.28%	3.39%
Covered asset accretion contribution to net interest margin	0.03%	0.05%	0.05%	0.03%	0.28%
Net interest margin, excluding impact of covered asset accretion	3.33%	3.41%	3.28%	3.25%	3.11%
Fee revenue as a percent of total revenue (1)	17.23%	18.49%	20.30%	17.04%	16.31%
Non-interest income to average assets	0.69%	0.77%	1.11%	0.74%	0.63%
Non-interest expense to average assets	2.43%	2.44%	2.61%	2.16%	2.39%
Net overhead ratio (1)	1.74%	1.68%	1.50%	1.42%	1.76%
Efficiency ratio (1) (2)	61.61%	59.34%	60.36%	55.25%	61.19%

Selected Information:
Assets under management and administration (1)	$4,395,516	$4,313,843	$4,271,602	$4,023,821	$3,746,934
Credit valuation adjustment (1)	$(573)	$817	$1,826	$(830)	$(1,271)

Balance Sheet Ratios:
Loans to Deposits (period end) (4)	84.74%	85.05%	86.51%	85.39%	83.75%
Average interest-earning assets to average interest-bearing liabilities	139.77%	134.88%	134.76%	133.96%	130.58%

Capital Ratios (period end):
Total risk-based capital (1)	15.12%	14.55%	14.18%	14.40%	14.83%
Tier 1 risk-based capital (1)	12.95%	12.41%	12.06%	12.25%	12.43%
Leverage (1)	11.00%	10.91%	10.78%	10.71%	10.39%
Tier 1 common capital (1) (2)	8.34%	7.97%	7.69%	7.79%	7.86%
Tangible common equity to tangible assets (1) (2)	7.58%	7.17%	7.10%	7.17%	7.09%
Total equity to total assets	10.41%	9.91%	9.85%	9.89%	9.80%

(1)	Refer to Glossary of Terms for definition.
(2)	This is a non-U.S. GAAP measure, refer to Non-U.S. GAAP Measures for a reconciliation from non-U.S. GAAP to U.S. GAAP.
(3)	For the second quarter 2010, diluted shares are equal to basic shares due to the net loss. The calculation of diluted earnings per share for that period results in anti-dilution.
(4)	Excludes covered assets. Refer to Glossary of Terms for definition.

Loan Composition (excluding covered assets(1))
(Dollars in thousands)

	06/30/11	% of Total	03/31/11	% of Total	12/31/10	% of Total	09/30/10	% of Total	06/30/10	% of Total
	unaudited		unaudited		audited		unaudited		unaudited
Commercial and industrial	$3,993,619	46%	$4,079,874	45%	$4,015,257	44%	$3,850,498	43%	$3,564,504	40%
Commercial - owner-occupied CRE	988,540	11%	990,342	11%	897,620	10%	774,678	9%	790,629	9%

Total commercial	4,982,159	57%	5,070,216	56%	4,912,877	54%	4,625,176	52%	4,355,133	49%

Commercial real estate	2,191,127	25%	2,289,259	25%	2,400,923	26%	2,534,600	28%	2,604,977	30%
Commercial real estate - multi-family	397,291	5%	451,685	5%	457,246	5%	471,989	5%	502,708	6%

Total commercial real estate	2,588,418	30%	2,740,944	30%	2,858,169	31%	3,006,589	33%	3,107,685	36%

Construction	366,061	4%	464,253	5%	530,733	6%	556,960	6%	571,437	7%
Residential real estate	301,250	4%	314,082	4%	319,146	4%	324,434	4%	309,001	3%
Home equity	190,691	2%	188,900	2%	197,179	2%	197,977	2%	203,053	2%
Personal	244,063	3%	258,672	3%	296,253	3%	280,993	3%	305,130	3%

Total loans	$8,672,642	100%	$9,037,067	100%	$9,114,357	100%	$8,992,129	100%	$8,851,439	100%

Commercial Real Estate and Construction Loans Portfolio by Collateral Type

Unaudited

	06/30/11		03/31/11		12/31/10
	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial Real Estate Portfolio
Land	$247,580	10%	$297,373	11%	$311,464	11%
Residential 1-4 family	126,554	5%	136,632	5%	139,689	5%
Multi-family	397,291	15%	451,685	16%	457,246	16%
Industrial/warehouse	351,836	14%	384,127	14%	391,694	14%
Office	509,758	20%	525,013	19%	531,193	18%
Retail	427,397	16%	420,766	15%	450,135	16%
Health care	79,651	3%	79,854	3%	114,545	4%
Mixed use/other	448,351	17%	445,494	17%	462,203	16%

Total commercial real estate	$2,588,418	100%	$2,740,944	100%	$2,858,169	100%

Construction Portfolio
Land	$48,035	13%	$51,681	11%	$46,036	9%
Residential 1-4 family	27,475	8%	24,588	5%	30,698	6%
Multi-family	59,825	16%	77,117	17%	77,685	15%
Industrial/warehouse	26,322	7%	34,505	7%	34,703	7%
Office	55,544	15%	83,629	18%	92,369	17%
Retail	64,985	18%	78,155	17%	92,268	17%
Mixed use/other	83,875	23%	114,578	25%	156,974	29%

Total construction	$366,061	100%	$464,253	100%	$530,733	100%

(1)	Refer to Glossary of Terms for definition.

Asset Quality (excluding covered assets(1))
Unaudited
(Dollars in thousands)

	2Q11	1Q11	4Q10	3Q10	2Q10
Credit Quality Key Ratios
Net charge-offs (annualized) to average loans	1.95%	1.83%	1.54%	2.17%	2.24%
Nonperforming loans to total loans	3.81%	3.95%	4.01%	4.13%	4.18%
Nonperforming loans to total assets	2.73%	2.86%	2.94%	2.95%	2.94%
Nonperforming assets to total assets	3.75%	3.61%	3.65%	3.67%	3.48%
Allowance for loan losses to:
total loans	2.38%	2.41%	2.44%	2.48%	2.63%
nonperforming loans	62%	61%	61%	60%	63%
Nonperforming assets
Loans past due 90 days and accruing	$—	$—	$—	$—	$—
Nonaccrual loans	330,448	356,932	365,880	371,156	370,179
OREO	123,997	93,770	88,728	90,944	68,693

Total nonperforming assets	$454,445	$450,702	$454,608	$462,100	$438,872

Restructured loans accruing interest	$124,614	$100,895	$87,576	$53,397	$4,030

Nonperforming Loans Rollforward
Beginning balance	$356,932	$365,880	$371,156	$370,179	$381,207
Additions:
New nonaccrual loans	110,438	95,275	108,526	123,557	130,400
Reductions:
Return to performing status	(2,781)	(11,059)	(6,564)	(5,969)	(17,984)
Paydowns and payoffs, net	(7,941)	(16,301)	(18,852)	(18,208)	(33,733)
Net sales	(38,129)	(11,288)	(10,595)	(3,200)	(8,043)
Transfer to OREO	(49,667)	(23,655)	(39,795)	(44,979)	(31,480)
Charge-offs, net	(38,404)	(41,920)	(37,996)	(50,224)	(50,188)

Total reductions	(136,922)	(104,223)	(113,802)	(122,580)	(141,428)

Balance at end of period	$330,448	$356,932	$365,880	$371,156	$370,179

OREO Rollforward
Beginning balance	$93,770	$88,728	$90,944	$68,693	$60,755
New foreclosed property	49,667	23,661	40,178	44,979	31,688
Valuation adjustments	(5,483)	(4,762)	(1,994)	(1,385)	(2,108)
Disposals:
Sales proceeds	(13,615)	(12,277)	(40,076)	(20,277)	(21,514)
Net (loss) gain on sale	(342)	(1,580)	(324)	(1,066)	(128)

Balance at end of period	$123,997	$93,770	$88,728	$90,944	$68,693

Restructured Loans Accruing Interest Rollforward
Beginning balance	$100,895	$87,576	$53,397	$4,030	$3,840
Additions:
New restructured loans accruing interest	54,656	19,328	45,582	49,404	—
Advances	—	—	1,215	—	190
Reductions:
Paydowns and payoffs	(21,007)	(1,535)	(181)	(37)	—
Move to nonperforming loans	(9,930)	(4,474)	(12,437)	—	—

Balance at end of period	$124,614	$100,895	$87,576	$53,397	$4,030

(1)	Refer to Glossary of Terms for definition.

Asset Quality (excluding covered assets(1))
Unaudited
(Dollars in thousands)

Credit Quality Indicators (1)

	Special Mention	% of Loan Type	Potential Problem Loans	% of Loan Type	Non- Performing Loans	% of Loan Type	Total Loans
As of June 30, 2011
Transformational (1)
Commercial	$23,805	0.5%	$141,998	3.2%	$48,429	1.1%	$4,459,172
Commercial real estate	73,216	5.7%	71,531	5.6%	38,208	3.0%	1,274,904
Construction	14,171	6.2%	15,243	6.7%	12,580	5.5%	229,184
Residential real estate	1,205	1.1%	6,055	5.7%	306	0.3%	105,406
Home equity	—	—	346	0.9%	—	—	39,110
Personal	—	—	810	0.6%	365	0.3%	128,648

Total transformational	$112,397	1.8%	$235,983	3.8%	$99,888	1.6%	$6,236,424
Legacy (1)
Commercial	$10,326	2.0%	$29,784	5.7%	$12,968	2.5%	$522,987
Commercial real estate	95,038	7.2%	100,943	7.7%	144,807	11.0%	1,313,514
Construction	—	—	3,076	2.2%	24,560	17.9%	136,877
Residential real estate	7,069	3.6%	10,683	5.5%	18,190	9.3%	195,844
Home equity	1,536	1.0%	10,501	6.9%	12,706	8.4%	151,581
Personal	1,047	0.9%	1,049	0.9%	17,329	15.0%	115,415

Total legacy	115,016	4.7%	156,036	6.4%	230,560	9.5%	2,436,218

Total	$227,413	2.6%	$392,019	4.5%	$330,448	3.8%	$8,672,642

As of March 31, 2011
Transformational (1)
Commercial	$29,991	0.7%	$150,452	3.4%	$58,013	1.3%	$4,471,032
Commercial real estate	84,403	6.7%	121,080	9.7%	7,272	0.6%	1,253,286
Construction	21,611	6.8%	21,774	6.9%	15,308	4.8%	317,317
Residential real estate	1,219	1.2%	5,723	5.7%	272	0.3%	100,137
Home equity	—	—	346	1.1%	—	—	31,390
Personal	—	—	934	0.7%	—	—	125,599

Total transformational	$137,224	2.2%	$300,309	4.8%	$80,865	1.3%	$6,298,761
Legacy (1)
Commercial	$28,107	4.7%	$34,719	5.8%	$20,018	3.3%	$599,184
Commercial real estate	81,614	5.5%	152,548	10.3%	184,062	12.4%	1,487,658
Construction	15,453	10.5%	10,378	7.1%	26,335	17.9%	146,936
Residential real estate	8,917	4.2%	9,469	4.4%	16,597	7.8%	213,945
Home equity	3,121	2.0%	8,410	5.3%	11,397	7.2%	157,510
Personal	1,083	0.8%	2,311	1.7%	17,658	13.3%	133,073

Total legacy	138,295	5.1%	217,835	8.0%	276,067	10.1%	2,738,306

Total	$275,519	3.0%	$518,144	5.7%	$356,932	3.9%	$9,037,067

(1)	Refer to Glossary of Terms for definition.

Asset Quality (excluding covered assets(1))
Unaudited
(Dollars in thousands)

Nonaccrual Loans Stratification

	$10.0 Million or More	$5.0 to $9.9 Million	$3.0 to $4.9 Million	$1.5 to $2.9 Million	Under $1.5 Million	Total
As of June 30, 2011
Amount:
Commercial	$35,062	$9,763	$3,201	$2,260	$11,111	$61,397
Commercial real estate	36,600	33,966	35,122	29,486	47,841	183,015
Construction	12,490	5,351	4,808	5,226	9,265	37,140
Residential real estate	—	—	7,789	—	10,707	18,496
Personal and home equity	11,040	—	—	2,165	17,195	30,400

Total	$95,192	$49,080	$50,920	$39,137	$96,119	$330,448

Number of borrowers:
Commercial	3	1	1	1	38	44
Commercial real estate	2	6	9	14	83	114
Construction	1	1	1	2	14	19
Residential real estate	—	—	2	—	19	21
Personal and home equity	1	—	—	1	40	42

Total	7	8	13	18	194	240

As of March 31, 2011
Amount:
Commercial	$41,962	$9,506	$7,950	$5,113	$13,500	$78,031
Commercial real estate	26,041	49,375	28,384	38,306	49,228	191,334
Construction	15,045	5,352	4,551	8,654	8,041	41,643
Residential real estate	—	—	7,789	—	9,080	16,869
Personal and home equity	—	11,049	—	3,766	14,240	29,055

Total	$83,048	$75,282	$48,674	$55,839	$94,089	$356,932

Number of borrowers:
Commercial	3	1	2	2	43	51
Commercial real estate	2	8	7	18	85	120
Construction	1	1	1	4	13	20
Residential real estate	—	—	2	—	16	18
Personal and home equity	—	1	—	2	35	38

Total	6	11	12	26	192	247

Restructured Loans Accruing Interest Stratification

	$10.0 Million or More	$5.0 to $9.9 Million	$3.0 to $4.9 Million	$1.5 to $2.9 Million	Under $1.5 Million	Total
As of June 30, 2011
Amount:
Commercial	$32,780	$14,313	$3,462	$1,734	$5,744	$58,033
Commercial real estate	21,435	5,207	8,152	1,985	5,237	42,016
Construction	—	5,936	3,076	—	—	9,012
Residential real estate	—	—	—	—	1,167	1,167
Personal and home equity	12,886	—	—	—	1,500	14,386

Total	$67,101	$25,456	$14,690	$3,719	$13,648	$124,614

Number of borrowers:
Commercial	2	2	1	1	13	19
Commercial real estate	1	1	3	1	9	15
Construction	—	1	1	—	—	2
Residential real estate	—	—	—	—	3	3
Personal and home equity	1	—	—	—	5	6

Total	4	4	5	2	30	45

As of March 31, 2011
Amount:
Commercial	$—	$5,265	$3,342	$1,774	$4,669	$15,050
Commercial real estate	36,250	5,229	10,048	8,724	7,169	67,420
Construction	—	—	3,094	—	—	3,094
Residential real estate	—	—	—	—	796	796
Personal and home equity	12,984	—	—	—	1,551	14,535

Total	$49,234	$10,494	$16,484	$10,498	$14,185	$100,895

Number of borrowers:
Commercial	—	1	1	1	10	13
Commercial real estate	2	1	3	4	10	20
Construction	—	—	1	—	—	1
Residential real estate	—	—	—	—	1	1
Personal and home equity	1	—	—	—	4	5

Total	3	2	5	5	25	40

(1)	Refer to Glossary of Terms for definition.

Loan Portfolio Aging (excluding covered assets(1))
Unaudited
(Dollars in thousands)

As of June 30, 2011	Current	30-59 Days Past Due	60-89 Days Past Due	90 Days Past Due and Accruing	Nonaccrual	Total Loans
Loan balances:
Commercial	$4,915,061	$1,723	$3,978	$—	$61,397	$4,982,159
Commercial real estate	2,391,727	3,384	10,292	—	183,015	2,588,418
Construction	328,921	—	—	—	37,140	366,061
Residential real estate	281,362	392	1,000	—	18,496	301,250
Personal and home equity	400,263	2,803	1,288	—	30,400	434,754

Total loans	$8,317,334	$8,302	$16,558	$—	$330,448	$8,672,642

Aging as a percent of loan balance:
Commercial	98.66%	0.03%	0.08%	—	1.23%	100.00%
Commercial real estate	92.40%	0.13%	0.40%	—	7.07%	100.00%
Construction	89.85%	—	—	—	10.15%	100.00%
Residential real estate	93.40%	0.13%	0.33%	—	6.14%	100.00%
Personal and home equity	92.07%	0.64%	0.30%	—	6.99%	100.00%

Total loans	95.90%	0.10%	0.19%	—	3.81%	100.00%

	2Q11	1Q11	4Q10	3Q10	2Q10
Nonaccrual loans:
Commercial	$61,397	$78,031	$82,146	$87,800	$90,364
Commercial real estate	183,015	191,334	202,724	213,975	214,365
Construction	37,140	41,643	33,403	33,589	37,859
Residential real estate	18,496	16,869	14,841	9,101	9,717
Personal and home equity	30,400	29,055	32,766	26,691	17,874

Total	$330,448	$356,932	$365,880	$371,156	$370,179

Nonaccrual loans as a percent of total loan type:
Commercial	1.23%	1.54%	1.67%	1.90%	2.07%
Commercial real estate	7.07%	6.98%	7.09%	7.12%	6.90%
Construction	10.15%	8.97%	6.29%	6.03%	6.63%
Residential real estate	6.14%	5.37%	4.65%	2.81%	3.14%
Personal and home equity	6.99%	6.49%	6.54%	5.57%	3.52%

Total	3.81%	3.95%	4.01%	4.13%	4.18%
Loans past due 60-89 days and still accruing:
Commercial	$3,978	$139	$759	$435	$3,620
Commercial real estate	10,292	6,782	12,346	8,864	14,884
Construction	—	—	1,895	6,200	—
Residential real estate	1,000	396	4,098	2,767	1,347
Personal and home equity	1,288	2,935	4,033	1,104	1,147

Total	$16,558	$10,252	$23,131	$19,370	$20,998

Loans past due 60-89 days and still accruing as a percent of total loan type:
Commercial	0.08%	—	0.02%	0.01%	0.08%
Commercial real estate	0.40%	0.25%	0.43%	0.29%	0.48%
Construction	—	—	0.36%	1.11%	—
Residential real estate	0.33%	0.13%	1.28%	0.85%	0.44%
Personal and home equity	0.30%	0.66%	0.80%	0.23%	0.23%

Total	0.19%	0.11%	0.27%	0.22%	0.24%
Loans past due 30-59 days and still accruing:
Commercial	$1,723	$3,997	$1,024	$2,772	$2,741
Commercial real estate	3,384	23,409	10,264	18,869	26,073
Construction	—	4,835	—	3,327	258
Residential real estate	392	753	180	1,174	—
Personal and home equity	2,803	1,921	14,098	2,188	2,065

Total	$8,302	$34,915	$25,566	$28,330	$31,137

Loans past due 30-59 days and still accruing as a percent of total loan type:
Commercial	0.03%	0.08%	0.02%	0.06%	0.06%
Commercial real estate	0.13%	0.85%	0.36%	0.63%	0.84%
Construction	—	1.04%	—	0.60%	0.05%
Residential real estate	0.13%	0.24%	0.06%	0.36%	—
Personal and home equity	0.64%	0.43%	2.86%	0.46%	0.41%

Total	0.10%	0.39%	0.28%	0.32%	0.35%

(1)	Refer to Glossary of Terms for definition.

Foreclosed Real Estate (OREO), excluding covered assets(1)
Unaudited
(Dollars in thousands)

OREO Properties by Type

	June 30, 2011		March 31, 2011		December 31, 2010
	Number of Properties	Amount	Number of Properties	Amount	Number of Properties	Amount
Single family homes	61	$24,081	24	$18,219	24	$21,534
Land parcels	285	58,403	322	37,079	320	34,122
Multi-family	14	14,393	13	8,464	14	6,061
Office/industrial	21	18,938	24	25,544	20	26,511
Retail	4	8,182	4	4,464	1	500

Total	385	$123,997	387	$93,770	379	$88,728

OREO Property Location

	Illinois	Georgia	Michigan	South Eastern (2)	Other	Total
June 30, 2011
Single family homes	$19,628	$1,259	$2,504	$690	$—	$24,081
Land parcels	36,846	3,496	3,188	8,837	6,036	58,403
Multi-family	12,116	—	2,277	—	—	14,393
Office/industrial	9,099	1,044	1,483	3,772	3,540	18,938
Retail	7,290	892	—	—	—	8,182

Total	$84,979	$6,691	$9,452	$13,299	$9,576	$123,997

March 31, 2011
Single family homes	$16,054	$139	$1,954	$—	$72	$18,219
Land parcels	12,325	5,706	4,531	10,396	4,121	37,079
Multi-family	5,854	—	2,610	—	—	8,464
Office/industrial	14,613	1,044	2,193	3,864	3,830	25,544
Retail	1,259	892	2,313	—	—	4,464

Total	$50,105	$7,781	$13,601	$14,260	$8,023	$93,770

December 31, 2010
Single family homes	$14,943	$139	$6,194	$—	$258	$21,534
Land parcels	10,874	4,772	3,626	10,396	4,454	34,122
Multi-family	5,166	—	895	—	—	6,061
Office/industrial	13,505	1,104	3,787	4,573	3,542	26,511
Retail	500	—	—	—	—	500

Total	$44,988	$6,015	$14,502	$14,969	$8,254	$88,728

(1)	Refer to Glossary of Terms for definition.
(2)	Represents the southeastern states of Arkansas and Florida.

Allowance for Loan Losses (excluding covered assets(1))
Unaudited
(Dollars in thousands)

	2Q11	1Q11	4Q10	3Q10	2Q10
Change in allowance for loan losses:
Balance at beginning of period	$218,237	$222,821	$223,392	$232,411	$236,851
Loans charged-off:
Commercial	$(10,512)	$(4,200)	$(3,050)	$(2,541)	$(8,440)
Commercial real estate	(25,402)	(29,409)	(21,909)	(31,809)	(24,956)
Construction	(8,275)	(62)	(1,709)	(4,882)	(10,644)
Residential real estate	(186)	(386)	(544)	(1,715)	(886)
Home equity	(508)	(1,447)	(1,234)	(736)	(651)
Personal	(434)	(6,787)	(8,602)	(8,939)	(6,346)

Total charge-offs	(45,317)	(42,291)	(37,048)	(50,622)	(51,923)

Recoveries on loans previously charged-off:
Commercial	$707	$465	$1,243	$730	$664
Commercial real estate	511	272	75	304	896
Construction	56	97	274	131	444
Residential real estate	40	2	12	4	11
Home equity	15	10	79	9	3
Personal	312	155	259	394	73

Total recoveries	1,641	1,001	1,942	1,572	2,091

Net charge-offs	(43,676)	(41,290)	(35,106)	(49,050)	(49,832)
Provisions charged to operating expense	31,725	36,706	34,535	40,031	45,392

Balance at end of period	$206,286	$218,237	$222,821	$223,392	$232,411

Allocation of allowance for loan losses:
General allocated reserve:
Commercial	$46,000	$50,250	$52,100	$50,863	$55,408
Commercial real estate	67,000	75,500	72,850	75,701	76,193
Construction	9,600	12,900	16,000	17,048	17,869
Residential real estate	5,400	4,425	4,275	3,842	3,999
Home equity	3,500	3,425	3,150	2,312	2,552
Personal	3,100	3,325	3,475	4,910	5,602

Total allocated	$134,600	$149,825	$151,850	$154,676	$161,623
Specific reserve	71,686	68,412	70,971	68,716	70,788

Total	$206,286	$218,237	$222,821	$223,392	$232,411

Allocation of reserve by a percent of total allowance for loan losses:
General allocated reserve:
Commercial	22%	23%	23%	23%	24%
Commercial real estate	32%	35%	33%	34%	33%
Construction	5%	6%	7%	8%	8%
Residential real estate	3%	2%	2%	2%	2%
Home equity	2%	2%	1%	1%	1%
Personal	2%	2%	2%	2%	2%

Total allocated	66%	70%	68%	70%	70%
Specific reserve	34%	30%	32%	30%	30%

Total	100%	100%	100%	100%	100%

Allowance for loan losses to:
total loans	2.38%	2.41%	2.44%	2.48%	2.63%
nonperforming loans	62%	61%	61%	60%	63%
nonaccrual loans	62%	61%	61%	60%	63%

(1)	Refer to Glossary of Terms for definition.

Deposits
(Dollars in thousands)

	06/30/11	% of Total	03/31/11	% of Total	12/31/10	% of Total	09/30/10	% of Total	06/30/10	% of Total
	unaudited		unaudited		audited		unaudited		unaudited
Non-interest bearing deposits	$2,527,230	25%	$2,438,709	23%	$2,253,661	21%	$2,173,419	20%	$2,090,222	20%
Interest-bearing deposits	531,107	5%	540,215	5%	616,761	6%	614,049	6%	738,631	7%
Savings deposits	202,427	2%	203,550	2%	190,685	2%	178,533	2%	170,087	1%
Money market accounts	4,294,870	42%	4,627,703	44%	4,631,138	44%	4,861,437	46%	4,896,566	46%
Brokered deposits:
Traditional	277,628	3%	455,473	4%	329,107	3%	150,183	1%	103,774	1%
Client CDARS (1)	956,094	9%	888,676	8%	852,458	8%	828,508	8%	1,013,115	10%
Non-client CDARS (1)	108,700	1%	123,047	1%	269,262	3%	262,675	3%	119,700	1%

Total brokered deposits	1,342,422	13%	1,467,196	13%	1,450,827	14%	1,241,366	12%	1,236,589	12%
Time deposits	1,336,212	13%	1,348,603	13%	1,392,357	13%	1,461,668	14%	1,437,204	14%

Total deposits	$10,234,268	100%	$10,625,976	100%	$10,535,429	100%	$10,530,472	100%	$10,569,299	100%

Client deposits (1)	$9,847,940	96%	$10,047,456	95%	$9,937,060	94%	$10,117,614	96%	$10,345,825	98%

(1)	Refer to Glossary of Terms for definition.

Net Interest Margin
Unaudited
(Dollars in thousands)

	Three Months Ended June 30,
	2011			2010
	Average Balance	Interest (1)	Rate	Average Balance	Interest (1)	Rate
Assets:
Fed funds sold and other short-term investments	$631,725	$399	0.25%	$1,016,907	$664	0.26%
Securities:
Taxable	1,826,537	15,568	3.41%	1,630,482	16,417	4.03%
Tax-exempt (2)	139,620	2,103	6.02%	170,103	2,676	6.29%

Total securities	1,966,157	17,671	3.59%	1,800,585	19,093	4.24%

Loans, excluding covered assets:
Commercial	5,098,199	58,667	4.55%	4,334,786	50,442	4.60%
Commercial real estate	2,719,370	28,348	4.12%	3,169,320	34,608	4.32%
Construction	413,049	3,640	3.49%	590,151	5,348	3.58%
Residential	314,362	3,424	4.36%	330,428	3,852	4.66%
Personal and home equity	441,100	4,023	3.66%	510,215	5,009	3.94%

Total loans, excluding covered assets (3)	8,986,080	98,102	4.32%	8,934,900	99,259	4.40%

Total interest-earning assets before covered assets (2)	11,583,962	116,172	3.98%	11,752,391	119,014	4.02%
Covered assets (4)	332,076	4,289	5.12%	430,480	13,580	12.52%

Total interest-earning assets (2)	$11,916,038	$120,461	4.01%	$12,182,872	$132,596	4.32%

Cash and due from banks	156,678			152,495
Allowance for loan and covered loan losses	(245,608)			(250,202)
Other assets	672,575			684,659

Total assets	$12,499,683			$12,769,824

Liabilities and Equity:
Interest-bearing demand deposits	$553,328	$587	0.42%	$726,855	$805	0.44%
Savings deposits	204,794	209	0.41%	169,258	240	0.57%
Money market accounts	4,560,816	5,873	0.52%	4,820,973	9,128	0.76%
Time deposits	1,333,194	4,289	1.29%	1,464,450	5,730	1.57%
Brokered deposits	1,393,661	2,239	0.64%	1,473,876	3,807	1.04%

Total interest-bearing deposits	8,045,793	13,197	0.66%	8,655,412	19,710	0.91%
Short term borrowings	70,045	566	3.20%	193,949	1,383	2.82%
Long term debt	409,793	5,479	5.33%	480,678	7,247	6.00%

Total interest-bearing liabilities	8,525,631	19,242	0.90%	9,330,039	28,340	1.21%

Non-interest bearing demand deposits	2,556,527			2,039,396
Other liabilities	158,773			167,144
Equity	1,258,752			1,233,245

Total liabilities and equity	$12,499,683			$12,769,824

Net interest spread (5)			3.11%			3.11%
Effect of non interest-bearing funds			0.25%			0.28%

Net interest income/margin (2) (5) (6)		$101,219	3.36%		$104,256	3.39%

(1)	Interest income included $5.5 million and $5.6 million in loan fees for the three months ended June 30, 2011 and 2010, respectively.
(2)	Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-U.S. GAAP measure. Refer to Non-U.S. GAAP Measures for a reconciliation of the effect of the tax-equivalent adjustment.
(3)	Average loans on a nonaccrual basis for the recognition of interest income totaled $357.2 million and $403.0 million for the three months ended June 30, 2011 and 2010, respectively, and are included in loans for purposes of this analysis. Interest foregone on impaired loans was estimated to be approximately $3.7 million and $4.4 million for the three months ended June 30, 2011 and 2010, respectively, and was based on the average loan portfolio yield for the respective period.
(4)	Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.
(5)	Refer to Glossary of Terms for definition.
(6)	For the three months ended June 30, 2011 and 2010, accretion related to covered assets contributed to net interest margin by 3 and 28 basis points, respectively.

Note: Prior period net interest margin computations were modified to conform with the current period presentation.

Net Interest Margin
Unaudited
(Dollars in thousands)

	Three Months Ended June 30, 2011			Three Months Ended March 31, 2011
	Average Balance	Interest (1)	Rate	Average Balance	Interest (1)	Rate
Assets:
Fed funds sold and other short-term investments	$631,725	$399	0.25%	$517,641	$336	0.26%
Securities:
Taxable	1,826,537	15,568	3.41%	1,734,347	15,390	3.55%
Tax-exempt (2)	139,620	2,103	6.02%	149,260	2,276	6.10%

Total securities	1,966,157	17,671	3.59%	1,883,607	17,666	3.75%

Loans, excluding covered assets:
Commercial	5,098,199	58,667	4.55%	5,021,733	57,746	4.60%
Commercial real estate	2,719,370	28,348	4.12%	2,842,014	29,929	4.21%
Construction	413,049	3,640	3.49%	516,609	4,885	3.78%
Residential	314,362	3,424	4.36%	329,050	3,785	4.60%
Personal and home equity	441,100	4,023	3.66%	466,719	4,065	3.53%

Total loans, excluding covered assets (3)	8,986,080	98,102	4.32%	9,176,125	100,410	4.38%

Total interest-earning assets before covered assets (2)	11,583,962	116,172	3.98%	11,577,373	118,412	4.09%
Covered assets (4)	332,076	4,289	5.12%	353,378	5,237	5.94%

Total interest-earning assets (2)	$11,916,038	$120,461	4.01%	$11,930,751	$123,649	4.15%

Cash and due from banks	156,678			171,007
Allowance for loan and covered loan losses	(245,608)			(250,067)
Other assets	672,575			656,053

Total assets	$12,499,683			$12,507,744

Liabilities and Equity:
Interest-bearing demand deposits	$553,328	$587	0.42%	$599,357	$642	0.43%
Savings deposits	204,794	209	0.41%	197,501	200	0.41%
Money market accounts	4,560,816	5,873	0.52%	4,664,227	6,462	0.56%
Time deposits	1,333,194	4,289	1.29%	1,379,197	4,518	1.33%
Brokered deposits	1,393,661	2,239	0.64%	1,478,171	2,174	0.60%

Total interest-bearing deposits	8,045,793	13,197	0.66%	8,318,453	13,996	0.68%
Short term borrowings	70,045	566	3.20%	114,957	827	2.88%
Long term debt	409,793	5,479	5.33%	411,960	5,483	5.32%

Total interest-bearing liabilities	8,525,631	19,242	0.90%	8,845,370	20,306	0.93%

Non-interest bearing demand deposits	2,556,527			2,264,100
Other liabilities	158,773			157,634
Equity	1,258,752			1,240,640

Total liabilities and equity	$12,499,683			$12,507,744

Net interest spread (5)			3.11%			3.22%
Effect of non interest-bearing funds			0.25%			0.24%

Net interest income/margin (2) (5) (6)		$101,219	3.36%		$103,343	3.46%

(1)	Interest income included $5.5 million and $5.9 million in loan fees for the three months ended June 30, 2011 and March 31, 2011, respectively.
(2)	Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-U.S. GAAP measure. Refer to Non-U.S. GAAP Measures for a reconciliation of the effect of the tax-equivalent adjustment.
(3)	Average loans on a nonaccrual basis for the recognition of interest income totaled $357.2 million and $377.3 million for the three months ended June 30, 2011 and March 31, 2011, respectively, and are included in loans for purposes of this analysis. Interest foregone on impaired loans was estimated to be approximately $3.7 million and $4.0 million for the three months ended June 30, 2011 and March 31, 2011, respectively, and was based on the average loan portfolio yield for the respective period.
(4)	Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.
(5)	Refer to Glossary of Terms for definition.
(6)	For the quarters ended June 30, 2011 and March 31, 2011, accretion related to covered assets contributed to net interest margin by 3 and 5 basis points, respectively.

Note: Prior period net interest margin computations were modified to conform with the current period presentation.

Net Interest Margin
Unaudited
(Dollars in thousands)

	Six Months Ended June 30,
	2011			2010
	Average Balance	Interest (1)	Rate	Average Balance	Interest (1)	Rate
Assets:
Fed funds sold and other short-term investments	$574,998	$735	0.25%	$887,902	$1,208	0.27%
Securities:
Taxable	1,780,697	30,958	3.48%	1,543,805	31,867	4.13%
Tax-exempt (2)	144,413	4,380	6.07%	165,829	5,279	6.37%

Total securities	1,925,110	35,338	3.67%	1,709,634	37,146	4.35%

Loans, excluding covered assets:
Commercial	5,060,294	116,412	4.58%	4,330,364	100,256	4.60%
Commercial real estate	2,780,249	58,277	4.17%	3,129,613	68,166	4.33%
Construction	464,498	8,525	3.65%	675,535	11,235	3.31%
Residential	321,562	7,209	4.48%	332,451	8,102	4.87%
Personal and home equity	453,866	8,089	3.59%	515,613	9,831	3.85%

Total loans, excluding covered assets (3)	9,080,469	198,512	4.35%	8,983,576	197,590	4.38%

Total interest-earning assets before covered assets (2)	11,580,577	234,585	4.03%	11,581,112	235,944	4.06%
Covered assets (4)	342,668	9,526	5.54%	447,536	26,311	11.72%

Total interest-earning assets (2)	$11,923,245	$244,111	4.08%	$12,028,648	$262,255	4.34%

Cash and due from banks	163,802			166,722
Allowance for loan and covered loan losses	(247,825)			(246,031)
Other assets	663,580			657,948

Total assets	$12,502,802			$12,607,287

Liabilities and Equity:
Interest-bearing demand deposits	$576,216	$1,229	0.43%	$723,636	$1,771	0.49%
Savings deposits	201,168	408	0.41%	159,860	526	0.66%
Money market accounts	4,612,237	12,336	0.54%	4,526,198	17,956	0.80%
Time deposits	1,356,068	8,807	1.31%	1,554,618	11,952	1.55%
Brokered deposits	1,435,683	4,413	0.62%	1,555,430	9,009	1.17%

Total interest-bearing deposits	8,181,372	27,193	0.67%	8,519,742	41,214	0.98%
Short term borrowings	92,377	1,393	3.00%	217,285	2,829	2.59%
Long term debt	410,870	10,962	5.32%	502,887	14,752	5.84%

Total interest-bearing liabilities	8,684,619	39,548	0.91%	9,239,914	58,795	1.28%

Non-interest bearing demand deposits	2,411,118			1,971,436
Other liabilities	157,315			160,170
Equity	1,249,750			1,235,767

Total liabilities and equity	$12,502,802			$12,607,287

Net interest spread (5)			3.17%			3.06%
Effect of non interest-bearing funds			0.24%			0.30%

Net interest income/margin (2) (5) (6)		$204,563	3.41%		$203,460	3.36%

(1)	Interest income included $11.5 million and $10.9 million in loan fees for the six months ended June 30, 2011 and 2010, respectively.
(2)	Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-U.S. GAAP measure. Refer to Non-U.S. GAAP Measures for a reconciliation of the effect of the tax-equivalent adjustment.
(3)	Average loans on a nonaccrual basis for the recognition of interest income totaled $368.7 million and $409.7 million for the six months ended June 30, 2011 and 2010, respectively, and are included in loans for purposes of this analysis. Interest foregone on impaired loans was estimated to be approximately $7.7 million and $8.9 million for the six months ended June 30, 2011 and 2010, respectively, and was based on the average loan portfolio yield for the respective period.
(4)	Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.
(5)	Refer to Glossary of Terms for definition.
(6)	For the six months ended June 30, 2011 and 2010, accretion related to covered assets contributed to net interest margin by 4 and 26 basis points, respectively.

Non-U.S. GAAP Measures
Unaudited
(Amounts in thousands except per share data)

This press release contains both financial measures based on accounting principles generally accepted in the United States (U.S. GAAP) and non-U.S. GAAP based financial measures. These non-U.S. GAAP measures include net interest income, net interest margin, net revenue, operating profit and efficiency ratio all on a fully taxable-equivalent basis; tier 1 common equity to risk-weighted assets, tangible equity to tangible assets, tangible equity to risk-weighted assets, tangible common equity to tangible assets, and tangible book value. We believe that presenting these non-U.S. GAAP financial measures will provide information useful to investors in understanding our underlying operational performance, our business, and performance trends and facilitates comparisons with the performance of others in the banking industry.

We use net interest income on a taxable-equivalent basis in calculating various performance measures by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments assuming a 35% tax rate. Management believes this measure to be the preferred industry measurement of net interest income as it enhances comparability to net interest income arising from taxable and tax-exempt sources, and accordingly believes that providing this measure may be useful for peer comparison purposes.

We also consider various measures when evaluating capital utilization and adequacy, including tier 1 common equity to risk-weighted assets, tangible equity to tangible assets, tangible equity to risk-weighted assets, tangible common equity to tangible assets, and tangible book value. These calculations are intended to complement the capital ratios defined by banking regulators for both absolute and comparative purposes. Certain of these measures exclude from capital the ending balances of goodwill and other intangibles and/or preferred capital components. Because U.S. GAAP does not include capital ratio measures, we believe there are no comparable U.S. GAAP financial measures to these ratios. We believe these non-U.S. GAAP measures are relevant because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of our capitalization to other companies. However, because there are no standardized definitions for these ratios, our calculations may not be comparable with other companies, and the usefulness of these measures to investors may be limited.

Non-U.S. GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-U.S. GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation or as a substitute for analyses of results as reported under U.S. GAAP. As a result, we encourage readers to consider our Consolidated Financial Statements in their entirety and not to rely on any single financial measure. The following table reconciles Non-U.S. GAAP financial measures to U.S. GAAP:

	Quarters Ending
	2Q11	1Q11	4Q10	3Q10	2Q10
Taxable-equivalent interest income
U.S. GAAP net interest income	$100,503	$102,553	$100,347	$98,959	$103,332
Taxable-equivalent adjustment	716	790	876	891	924

Taxable-equivalent net interest income (a)	$101,219	$103,343	$101,223	$99,850	$104,256

Average Earning Assets (b)	$11,916,038	$11,930,751	$11,918,849	$11,938,905	$12,182,872

Net Interest Margin ((a) annualized) / (b)	3.36%	3.46%	3.33%	3.28%	3.39%

Net Revenue
Taxable-equivalent net interest income (a)	$101,219	$103,343	$101,223	$99,850	$104,256
U.S. GAAP non-interest income	21,592	23,627	34,865	23,360	19,953

Net revenue	$122,811	$126,970	$136,088	$123,210	$124,209

Operating Profit
Taxable-equivalent net interest income (a)	$101,219	$103,343	$101,223	$99,850	$104,256
U.S. GAAP non-interest income	21,592	23,627	34,865	23,360	19,953
Less: U.S. GAAP non-interest expense	75,664	75,349	82,148	68,077	76,002

Operating profit	$47,147	$51,621	$53,940	$55,133	$48,207

Efficiency Ratio
U.S. GAAP non-interest expense (c)	$75,664	$75,349	$82,148	$68,077	$76,002
Taxable-equivalent net interest income (a)	$101,219	$103,343	$101,223	$99,850	$104,256
U.S. GAAP non-interest income	21,592	23,627	34,865	23,360	19,953

Net revenue (d)	$122,811	$126,970	$136,088	$123,210	$124,209

Efficiency ratio (c) / (d)	61.61%	59.34%	60.36%	55.25%	61.19%

Note: Prior period net interest margin computations were modified to conform with the current period presentation.

Non-U.S. GAAP Measures (continued)
Unaudited
(Amounts in thousands except per share data)

	Six Months Ending June 30,
	2011	2010
Taxable-equivalent interest income
U.S. GAAP net interest income	$203,056	$201,651
Taxable-equivalent adjustment	1,507	1,809

Taxable-equivalent net interest income (a)	$204,563	$203,460

Average Earning Assets (b)	$11,923,245	$12,028,648

Net Interest Margin ((a) annualized) / (b)	3.41%	3.36%

Net Revenue
Taxable-equivalent net interest income (a)	$204,563	$203,460
U.S. GAAP non-interest income	45,219	35,021

Net revenue	$249,782	$238,481

Operating Profit
Taxable-equivalent net interest income (a)	$204,563	$203,460
U.S. GAAP non-interest income	45,219	35,021
Less: U.S. GAAP non-interest expense	151,013	149,373

Operating profit	$98,769	$89,108

Efficiency Ratio
U.S. GAAP non-interest expense (c)	$151,013	$149,373

Taxable-equivalent net interest income (a)	$204,563	$203,460
U.S. GAAP non-interest income	45,219	35,021

Net revenue (d)	$249,782	$238,481

Efficiency ratio (c) / (d)	60.46%	62.64%

	Quarters Ending
	2Q11	1Q11	4Q10	3Q10	2Q10
Tier 1 Common Capital
U.S. GAAP total equity	$1,260,648	$1,238,132	$1,227,910	$1,245,139	$1,236,092
Trust preferred securities	244,793	244,793	244,793	244,793	244,793
Less: unrealized gains on available-for-sale securities	32,535	19,121	20,078	48,776	47,758
Less: disallowed deferred tax assets	—	—	5,377	—	6,360
Less: goodwill	94,596	94,609	94,621	94,633	94,646
Less: other intangibles	16,089	16,464	16,840	17,242	17,655

Tier 1 risk-based capital	1,362,221	1,352,731	1,335,787	1,329,281	1,314,466
Less: preferred stock	239,642	239,270	238,903	238,542	238,185
Less: trust preferred securities	244,793	244,793	244,793	244,793	244,793
Less: noncontrolling interests	163	105	33	250	179

Tier 1 common capital (e)	$877,623	$868,563	$852,058	$845,696	$831,309

Tangible Common Equity
U.S. GAAP total equity	$1,260,648	$1,238,132	$1,227,910	$1,245,139	$1,236,092
Less: goodwill	94,596	94,609	94,621	94,633	94,646
Less: other intangibles	16,089	16,464	16,840	17,242	17,655

Tangible equity (f)	1,149,963	1,127,059	1,116,449	1,133,264	1,123,791
Less: preferred stock	239,642	239,270	238,903	238,542	238,185

Tangible common equity (g)	$910,321	$887,789	$877,546	$894,722	$885,606

Tangible Assets
U.S. GAAP total assets	$12,115,377	$12,497,442	$12,465,621	$12,583,965	$12,611,040
Less: goodwill	94,596	94,609	94,621	94,633	94,646
Less: other intangibles	16,089	16,464	16,840	17,242	17,655

Tangible assets (h)	$12,004,692	$12,386,369	$12,354,160	$12,472,090	$12,498,739

Risk-weighted Assets (i)	$10,518,850	$10,903,625	$11,080,051	$10,850,399	$10,571,135

Period-end Shares Outstanding (j)	71,808	71,428	71,327	71,386	71,403

Ratios:
Tier 1 common equity to risk-weighted assets (e) / (i)	8.34%	7.97%	7.69%	7.79%	7.86%
Tangible equity to tangible assets (f) / (h)	9.58%	9.10%	9.04%	9.09%	8.99%
Tangible equity to risk-weighted assets (f) / (i)	10.93%	10.34%	10.08%	10.44%	10.63%
Tangible common equity to tangible assets (g) / (h)	7.58%	7.17%	7.10%	7.17%	7.09%
Tangible book value (g) / (j)	$12.68	$12.43	$12.30	$12.53	$12.40

Glossary of Terms

Assets under management and administration (“AUMA”) - Assets held in trust where we serve as trustee or in accounts where we make investment decisions on behalf of clients. AUMA also includes non-managed assets we hold in custody for clients or for which we receive fees for advisory or brokerage services. We do not include these assets on our Consolidated Balance Sheets.

Book value - Total common equity divided by outstanding shares of common stock at end of period.

CDARS® deposit program - is a deposit services arrangement that effectively achieves FDIC deposit insurance for jumbo deposit relationships. These deposits are classified as brokered deposits for regulatory reporting purposes; however, we classify these deposits as client CDARS® due to the source being our client relationships and are, therefore, not traditional ‘brokered’ deposits. We also participate in a non-client CDARS® program that is more like a traditional brokered deposit program in that our relationship is not with the underlying depositor.

Client deposits - Total deposits less brokered deposits plus client CDARSTM.

Common equity - Total equity less preferred stock.

Covered assets - Assets acquired through an FDIC-assisted transaction that are subject to a loss share agreement and are presented separately on the Consolidated Balance Sheets.

Credit quality indicators - The Company has adopted an internal risk rating policy in which each loan is rated for credit quality with a numerical rating of 1 through 8. Loans rated 5 and better (1-5 ratings, inclusive) are credits that exhibit acceptable financial performance, cash flow, and leverage. If any risk exists, we attempt to mitigate by structure, collateral, monitoring, or other meaningful controls. Credits rated 6 are considered special mention as these credits demonstrate potential weakness and that if left unresolved, may result in deterioration in the Company’s credit position and/or the repayment prospects for the credit. Borrowers rated special mention may exhibit adverse operating trends, high leverage, tight liquidity or other credit concerns. Potential problem loans have a risk rating of 7 and are considered inadequately protected by the current net worth and paying capacity of the obligor, the collateral pledged, or guarantors. These loans generally have a well defined weakness or weaknesses that may jeopardize liquidation of the debt and are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not resolved. Nonperforming loans include nonaccrual loans risk rated 7 or 8 and have all the weaknesses inherent in a 7-rated potential problem loan with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. Special mention, potential problem and nonperforming loans are reviewed at minimum on a quarterly basis, while all other rated credits are reviewed as the situation warrants.

Credit valuation adjustment (“CVA”) - An adjustment may need to be incorporated into the valuation of derivative instruments for nonperformance risk to include the counterparty’s credit risk and the Company’s own credit risk. This adjustment is referred to as the CVA. The CVA represents the credit component of fair value with regard to both client-based trades and the related matched trades with interbank dealer counterparties.

Efficiency ratio - Total non-interest expense divided by the sum of net interest income on a tax equivalent basis and non-interest income. This is a non-U.S. GAAP financial measure.

Fee revenue as percent of total revenue ratio - Total non-interest income less net securities gains (losses) divided by the sum of net interest income and non-interest income less net securities gains (losses).

U.S. GAAP - Accounting principles generally accepted in the United States of America.

Net interest margin - Expressed as a percentage, net interest margin is a ratio computed as annualized taxable-equivalent net interest income divided by average interest-earning assets. This is a non-U.S. GAAP financial measure.

Net interest spread - The difference between the average yield earned on interest-earning assets on a taxable-equivalent basis and the average rate paid for interest-bearing liabilities.

Net overhead ratio - Total non-interest expense less non-interest income divided by average total assets.

Net revenue - The sum of taxable equivalent net interest income and non-interest income. This is a non-U.S. GAAP financial measure.

Non-U.S. GAAP - Certain financial measures within this document that are not formally defined by U.S. GAAP or codified in the federal banking regulations. A reconciliation of these non-U.S. GAAP measures may be found on the previous two pages.

Operating profit - The sum of taxable equivalent net interest income and non-interest income, less non-interest expense. This is a non-U.S. GAAP financial measure.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Tangible book value - Total common equity less goodwill and other intangibles divided by outstanding shares of common stock at end of period. This is a non-U.S. GAAP financial measure.

Tangible common equity to tangible assets ratio - Tangible common equity divided by tangible assets, where tangible common equity equals total equity less preferred stock, goodwill and other intangible assets and tangible assets equals total assets less goodwill and other intangible assets. This is a non-U.S. GAAP financial measure.

Glossary of Terms (continued)

Taxable-equivalent interest income - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under U.S. GAAP on the Consolidated Income Statement.

Tier 1 common capital - Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests.

Tier 1 common capital ratio - Tier 1 common capital divided by period-end risk-weighted assets. This is a non-U.S. GAAP financial measure.

Tier 1 risk-based capital - Total equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets, less equity investments in nonfinancial companies, less ineligible servicing assets, less disallowed deferred tax assets and less net unrealized holding gains (losses) on available for sale equity securities, available for sale debt securities, and cash flow hedge derivatives.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

Total risk-based capital - Tier 1 risk-based capital plus qualifying subordinated debt, other noncontrolling interest not qualified as Tier 1, eligible gains on available-for-sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.

Transformational and legacy portfolios - We aggregate loans by originating line of business for reserve purposes because of observable similarities in the performance experience of loans underwritten by the business units. Loans originated by the business units that existed prior to the strategic changes in 2007 are considered “legacy” loans. Loans originated by a business unit that was established in connection with or following the business transformation plan are considered “transformational” loans. Renewals or restructurings of legacy loans may continue to be evaluated as legacy loans depending on the structure or defining characteristics of the new transaction. The Company has implemented a line of business model that has reorganized the legacy business units so that after 2009, all new loan originations are considered transformational.